UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2007

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11101 Roosevelt Boulevard		Masters House
St. Petersburg, Florida 33716	and	107 Hammersmith Road
London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 14, 2007, Danka Office Imaging Company (“DOIC”), a subsidiary of Danka Business Systems PLC (the “Company”), entered into an amendment to its First Lien Credit Agreement with General Electric Capital Corporation (“GECC”). A copy of Amendment 1 to First Lien Credit Agreement is attached as exhibit 99.1.

On November 16, 2007, DOIC entered into an amendment to its Second Lien Credit Agreement with GECC. A copy of Amendment 1 to Second Lien Credit Agreement is attached as exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Amendment 1 to First Lien Credit Agreement between Danka Office Imaging Company and General Electric Capital Corporation dated November 14, 2007

99.2	Amendment 1 to Second Lien Credit Agreement between Danka Office Imaging Company and General Electric Capital Corporation dated November 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

By:	/s/ Edward K. Quibell
Name:	Edward K. Quibell
Title:	Chief Financial Officer

Dated: November 20, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment 1 to First Lien Credit Agreement between Danka Office Imaging Company and General Electric Capital Corporation dated November 14, 2007

99.2	Amendment 1 to Second Lien Credit Agreement between Danka Office Imaging Company and General Electric Capital Corporation dated November 16, 2007